UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On July 29, 2010, upon recommendation and approval of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”), the Board of Silicon Image, Inc. (the “Registrant”) approved the Silicon Image, Inc. First Half 2010 Bonus Plan (the “Bonus Plan”) and the funding of a cash bonus pool (the “Cash Bonus Pool”) under the Bonus Plan of approximately $1,475,000 for the first six months of fiscal 2010.  The Bonus Plan  is designed to provide incentives to certain executive and non-executive employees in order to promote, among other things, the achievement of the Registrant’s financial performance goals for fiscal 2010.  The Committee and the Board approved the Cash Bonus Pool to reward and motivate eligible executive and non-executive employees for the Registrant’s financial performance during the first half of fiscal 2010.  The Cash Bonus Pool represents 45% of the aggregate amount of target bonuses for the first half of fiscal 2010 for eligible employees who are participants in the Bonus Plan.

     Certain of the Registrant’s named executive officers are eligible to receive a cash bonus payment from the Cash Bonus Pool.  Noland Granberry, the Registrant’s Chief Financial Officer, and Edward Lopez, the Registrant’s Chief Legal Officer, are eligible to receive target bonuses under the Bonus Plan equal to 45% of their base compensation in the first six months of 2010.  From the Bonus Pool, Mr. Granberry will receive a cash bonus payment of  $25,313, and Mr. Lopez will receive a cash bonus payment of $28,958.  Each of these amounts is equal to 45% of such officer’s target bonus for the first half of fiscal 2010.

     Camillo Martino, the Registrant’s Chief Executive Officer, is not eligible to receive a cash bonus under the Bonus Plan.  Mr. Martino received a cash bonus for the first six months of 2010 pursuant to his offer letter of employment, as previously disclosed by the Registrant in a Current Report on Form 8-K filed with the Commission on January 8, 2010.

     Cash bonuses under the Bonus Plan will be paid to eligible employees, including Messrs. Granberry and Lopez, no later than August 15, 2010.

     On July 29, 2010, the Committee recommended and the Board approved the promotion of Mr. Lopez to Chief Legal and Administrative Officer of the Registrant. In connection with this promotion, the Board approved the grant to Mr. Lopez of 5,000 restricted stock units (the “RSUs”) under the Registrant’s 2008 Equity Incentive Plan (the “2008 Plan”) on August 16, 2010 (the “Grant Date”). Each RSU represents the right to receive one share of the Registrant’s common stock upon the vesting of such RSU, and each RSU is subject to the terms of the 2008 Plan. The RSUs vest over four years, with 25% of the RSUs vesting on each anniversary of the Grand Date until fully vested, so long as Mr. Lopez continues to provide services to the Registrant as of the applicable vesting date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2010

SILICON IMAGE, INC.

By:	/s/Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer